Investor Presentation Fourth Quarter 2019 Exhibit 99.2

This presentation contains “forward-looking statements” within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. These statements are not guarantees of future performance, are based on the current expectations of Popular, Inc.’s (the “Corporation”) management and, by their nature, involve risks, uncertainties, estimates and assumptions. Potential factors, some of which are beyond the Corporation’s control, could cause actual results to differ materially from those expressed in, or implied by, such forward-looking statements. Information on the risks and important factors that could affect the Corporation’s future results and financial condition is included in our Annual Report on Form 10-K for the year ended December 31, 2018, our Form 10-Q for the quarters ended March 31, 2019, June 30, 2019 and September 30, 2019 and in our Form 10-K for the year ended December 31, 2019 to be filed with the Securities and Exchange Commission. Our filings are available on the Corporation’s website (www.popular.com) and on the Securities and Exchange Commission website (www.sec.gov). The Corporation assumes no obligation to update or revise any forward-looking statements which speak as of their respective dates. Cautionary Note Regarding Forward-Looking Statements

NPLs decreased by $83 million YoY; ratio at 1.90% NCO ratio decreased to 0.96% from 1.13% the previous year Credit Metrics Net income of $671.1 million Net interest margins: Popular, Inc. 4.03%, BPPR 4.30% Earnings Robust capital; Common Equity Tier 1 Capital ratio of 17.8% Tangible book value per share of $55.10 compared to $46.90 in 2018 Capital 2019 Full Year Highlights Year Events 2019 Capital Actions: Completed a $250 million accelerated share repurchase agreement Increased quarterly dividend to $0.30 per share from $0.25 per share Planned Capital Actions for 2020: Repurchase up to $500 million in common stock Increase quarterly dividend to $0.40 per share Redemption of $28 million of 8.25% Series B preferred stock

NPLs decreased by $30 million QoQ; ratio at 1.90% NCO ratio increased to 1.21% from 1.01% the previous quarter Credit Metrics Net income of $166.8 million Net interest margins: Popular, Inc. 3.83%, BPPR 4.08% Earnings Robust capital; Common Equity Tier 1 Capital ratio of 17.8% Tangible book value per share of $55.10 compared to $53.41 in Q3 2019 Capital Q4 2019 Highlights Acquired a $74 million credit card portfolio in P.R. Organic loan growth in both P.R. and U.S. markets Taxi portfolio reduced to $19 million as a result of agreements with most of the borrowers Quarter Events

Puerto Rico – Key Indicators 1. Source: P.R. Statistics Institute based on U.S. Bureau of Transportation Statistics (data represents the net movement of passengers of domestic flights departing and arriving at the SJU International Airport); 2. Source: U.S. Bureau of Labor Statistics (Household Survey, Seasonally Adjusted); 3. Source: U.S. Bureau of Labor Statistics (Establishment Survey, Seasonally Adjusted); 4. Source: United Automobile Importers Group (based on units); 5. Source: Puerto Rico Economic Development Bank; 6. Customers who have logged on to Popular’s web and/or mobile platform in the past 30 days Net Passenger Movement1 2019 YTD (January-October): (57,000) Employment (as of December) Total employment: 1.4% lower in 2019 than in 20182 Unemployment rate: 8.4% in 2019 down from 8.5% in 20182 Private sector: 0.1% lower in 2019 than in 2018; public sector: same as 20183 New Auto Sales4 1% lower in 2019 than in 2018 27% higher than 2017 Cement Sales5 6% lower in 2019 than in 2018 31% higher than 2017 Debit and Credit Card Sales ($) Q4 2019: 2% higher than Q4 2018 2019: 2% higher than in 2018 Customers 1.8 million customers, up by 45 thousand from December 2018 Puerto Rico BPPR Digital Transformation 1.5 million customers enrolled in online banking: 189 thousand new enrollments 915 thousand active online customers6; 80% use mobile devices Captured 52% of total deposit transactions through digital channels 2018: 77,000 2017: (257,000)

Financial Summary (GAAP) 6

Capital Note: Estimated for the current period Robust capital levels; Common Equity Tier 1 of 17.8% Tangible book value per share of $55.10 compared to $53.41 in Q3 2019 Popular regulatory capital does not include: Disallowed portion of ALLL of $158 million Unrealized gain on Evertec equity stake of approximately $323 million Popular, Inc. (%)

Day-1 Impact of Current Expected Credit Losses (CECL) 3 4 5 Impact on Allowance for Loan and Lease Losses (“ALLL’’) and NPL Total ALLL as of December 31, 2019 will increase by approximately $320-$350 million or 67-73% Increase led by P.R. mortgage, auto and credit cards loan portfolios Estimated increase in NPLs of $283 million driven by the transition of purchased credit impaired loans (PCI) pools into individual loans under CECL Impact on Capital Tangible book value would have decreased by approximately $2 per share as of December 31, 2019 Impact on regulatory capital will be phased-in over 3 years CET1 and Total Capital would have decreased by approximately 25 basis points Assumptions for Estimate Portfolio balances as of December 31, 2019 Macroeconomic forecast scenarios as of December 2019 Reasonable and supportable period of 2 years 1 1 Total disallowed portion of ALLL will increase by the estimated CECL impact

Non-Performing Assets ($ in millions) Non-Performing Assets Beginning in Q2 2018 figures include loans previously classified as covered Differences due to rounding Non-Performing Loans ($ in millions) NPAs decreased by $26 million QoQ NPLs decreased by $30 million QoQ P.R. NPLs at $499 million, or 2.5% of loans, down by $22 million, driven by: Lower commercial and mortgage NPLs of $19 million and $12 million, respectively Higher consumer NPLs of $9 million, mainly auto loans U.S. NPLs at $29 million, or 0.4% of loans, down by $8 million QoQ, mainly related to the sale of a construction loan during the quarter OREOs up by $4 million

NPL Inflows Total NPL Inflows ($ in millions) Mortgage NPL Inflows ($ in millions) Commercial, Construction and Legacy NPL Inflows ($ in millions) Beginning in Q2 2018 figures include loans previously classified as covered Differences due to rounding Total NPL inflows decreased by $23 million QoQ P.R. commercial inflows decreased by $29 million QoQ P.R. mortgage inflows increased by $5M QoQ U.S. inflows remained flat QoQ

NCOs and NCO-to-Loan Ratio ($ in millions) Provision and Provision-to-NCO Ratio ($ in millions) Beginning in Q2 2018 figures include loans previously classified as covered Differences due to rounding ALLL, ALLL-to-NCO and ALLL-to-NPLs Ratios ($ in millions) Additional Credit Metrics NCO ratio at 1.21% vs. 1.01% in Q3 2019. NCOs increase of $14 million was driven by: Higher U.S. commercial NCOs of $16 million, driven by $19 million of taxi medallion charge-offs Allowance for loan and lease losses (ALLL) down by $35 million QoQ P.R. ALLL decreased by $18 million U.S. ALLL decreased by $17 million, driven by taxi medallion charge-offs ALLL-to-Loans ratio at 1.74% vs. 1.90% in Q3 2019 ALLL-to-NPLs at 91%, compared to 92% in Q3 2019 Provision at $47 million for Q4 2019, up by $11 million QoQ

Driving Shareholder Value Capital Planned Capital Actions for 2020: Repurchase up to $500 million in common stock Increase quarterly dividend to $0.40 per share Redemption of $28 million of 8.25% Series B preferred stock Tangible book value per share of $55.10 Franchise Additional Value Investments in Evertec and Banco BHD León Puerto Rico Acquisition of a $74 million credit card portfolio Uniquely poised to take advantage of economic recovery in Puerto Rico Leading market position Focus on customer service supported by broad branch network Differentiated digital offering for retail and commercial customers Diversified fee income driven by unmatched product breadth and depth Strong risk-adjusted margins driven by de-risked and well-diversified loan portfolio Substantial excess liquidity with low deposit beta   United States Mainland banking operation provides geographic diversification Branch footprint in key New York and South Florida MSAs National niche banking focus in condo association and healthcare Evolving income streams, led by private wealth management and mortgage origination

EMBRACING PUERTO RICO Join us in helping rebuild Puerto Rico by making a charitable donation. Popular has reactivated the Embracing Puerto Rico fund, initially created in the aftermath of Hurricane Maria, to provide assistance to communities in the southwestern region of Puerto Rico affected by the January 2020 seismic events. Fundación Banco Popular is strategically joining efforts with non-profit organizations, focusing on psychological services, business continuity for small businesses, emergency education services and energy resiliency for non-profit organizations in the region. Since 1979, Fundación Banco Popular, Popular’s philanthropic arm in Puerto Rico, has supported communities in Puerto Rico through more than 250 non-profit organizations. www.embracingpuertorico.com

Investor Presentation Fourth Quarter 2019 Appendix

Corporate Structure – Popular, Inc.

Franchise

Industry	Financial services
Headquarters	San Juan, Puerto Rico
Assets	$52 billion (among top 50 BHCs in the U.S.)
Loans	$27 billion
Deposits	$44 billion
Banking branches	164 in Puerto Rico, 51 in the U.S. (40 in New York and New Jersey and 11 in Florida) and 10 in the Virgin Islands
NASDAQ ticker symbol	BPOP
Market Cap	$6 billion

Summary Corporate Structure



POPULAR.
Assets = $52 billion
Banco Popular de Puerto Rico
Popular Securities LLC
Popular's Insurance Subsidaries
Popular North America, Inc.
Holding Companies (Including Equity Investments)
Popular Auto, LLC
Popular Bank¹
Puerto Rico Operations
Assets = $42 billion
United States Operations
Assets = $10 billion

Selected equity investments

EVERTEC and Banco BHD León under Corporate segment and joint ventures under BPPR segment evertec
- Transaction processing, business processes outsourcing
- 16.19% stake
- Adjusted EBITDA of $56 million for the quarter ended September 30, 2019

Banco BHD León
- Dominican Republic bank
- 15.84% stake
- 2018 net income of $161 million

PRLP 2011 Holdings, LLC
- Construction and commercial loans vehicle
- 24.90% stake

PR Asset Portfolio 2013-1 International, LLC
- Construction, commercial loans and OREOs vehicle
- 24.90% stake

Information as of December 31, 2019
[1] Doing business as Popular

POPULAR.
15

2019 Financial Summary (GAAP) 16

Net Interest Margin Dynamics Q4 2019 net interest margin at 3.83% Loan yield decreased 13 basis points to 6.57% Loan portfolio increased $402 million Total deposit cost decreased 3 basis points to 70 basis points in Q4 2019 Low deposit betas in P.R. Loan Yield, Deposit Cost and NIM Total Loans and Deposits ($ in billions) Money Market and Investment Securities ($ in billions) Note: Figures represent ending balances. Yields and net interest margin figures are not tax-equivalent

Municipalities Obligations of municipalities are backed by real and personal property taxes, municipal excise taxes, and/or a percentage of the sales and use tax. Indirect exposure includes loans or securities that are payable by non-governmental entities, but which carry a government guarantee to cover any shortfall in collateral in the event of borrower default. Majority are single-family mortgage related. Indirect Exposure The Corporation does not own any loans issued by the P.R. central government or its public corporations. Our direct exposure to P.R. municipalities was $431 million, flat QoQ. P.R. Public Sector Exposure Difference due to rounding

De-Risked Loan Portfolios Differences due to rounding ($ in millions) 1 Small and Medium Enterprise 2 NCOs distribution represents the percentage allocation of net charge-offs from Q1 2008 through Q1 2019 per each loan category, excluding net charge-offs from previously covered loans up to Q2 2015. The Corporation has de-risked its loan portfolios by reducing its exposure to asset classes with historically high loss content The P.R. commercial portfolio reductions include: Commercial portfolio, including construction, has decreased from 55% of total loans held-in-portfolio to 37% Construction portfolio is down by 89% since Q4 2007 SME1 lending is down by 57% from Q4 2007 Collateralized exposure now represents a larger portion of consumer loan portfolio Unsecured loan credit quality has improved as overall FICO scores have increased

Business Segments (GAAP) ¹ Non-fully taxable equivalent Differences due to rounding

2019 Business Segments (GAAP) ¹ Non-fully taxable equivalent Differences due to rounding

Popular, Inc. Credit Ratings Our senior unsecured ratings have remained stable Moody’s B1 Stable Outlook Fitch BB Stable Outlook S&P BB- Positive Outlook February Moody’s changes outlook to stable from negative April S&P upgrades to BB- from B+ revised outlook to stable 2017 February S&P placed BPOP on credit watch negative due to the general economic environment in Puerto Rico 2015 May Moody’s, as part of a recalibration of their bank rating model, upgraded BPOP from B2 to B1 with a stable outlook July On 7/10 S&P affirmed BPOP’s rating while maintaining a negative outlook March Moody’s placed BPOP on review for possible upgrade due to a change in their bank rating methodology September Moody’s downgraded BPOP to B2; outlook negative 2016 April S&P revised outlook to positive October Fitch and S&P change outlook to negative from stable 2018 May Fitch revised outlook to stable 2019 April Moody's upgrades to B1 from B2 S&P revised outlook to positive May Fitch upgrades to BB from BB-

Investor Presentation Fourth Quarter 2019